EXHIBIT 10.3



                              LEASEHOLD ACQUISITION
                            AND DEVELOPMENT AGREEMENT



         THIS LEASEHOLD ACQUISITION AND DEVELOPMENT AGREEMENT (the "Agreement") is executed as of the 14th day of February, 2002, by and between AMERICAN NATURAL ENERGY CORPORATION, and Oklahoma corporation ("ANEC") and THE WISER OIL COMPANY, a Delaware corporation ("Wiser") and their respective affiliates, agents and partners.

         WHEREAS, pursuant to that Second Amended Joint Plan of Reorganization for Couba Operating Company, a copy of which is attached hereto as Exhibit "A" (the "Plan"), ANEC acquired or will acquire certain oil and gas leasehold assets of Couba Operating Company (the "Debtor"), which assets are defined in the Plan as the Bayou Couba Lease and the Waterford Lease; and

         WHEREAS, the Debtor previously performed or had performed a 3D seismic survey over the Bayou Couba Lease (located in St. Charles Parish, LA), Waterford Lease and the surrounding area comprising a total of approximately 23.5 square miles, as more particularly reflected in Exhibit "B" attached hereto ("3D Seismic"); and

         WHEREAS, the Plan was confirmed by the United Sates Bankruptcy Court for the Western District of Oklahoma (the "Court"), on even date herewith; and

         WHEREAS, pursuant to the Plan, ANEC has acquired or shall acquire the 3D Seismic, as defined in the Plan; and

         WHEREAS, as contemplated in the Plan, ANEC and Wiser intend that this Agreement shall (i) establish and create an area of mutual interest, as more particularly defined below, which covers the approximate 23.5 square mile area covered by the 3D Seismic, but excepting the lands covered by the Couba Lease and the Waterford Lease, and (ii) set forth the parties' agreement to reprocess the 3D Seismic and share the reprocessed 3D Seismic, upon payment by Wiser and ANEC of their proportionate shares of reprocessing expenses.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, ANEC and Wiser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the following meanings for purposes of this Agreement:


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         "Acreage" shall mean all fee mineral interests, term mineral interests, mineral leasehold rights, prescribed interests, farm-in rights, force pooled acreage, rights under voluntary unitization agreements, option rights, and all other rights, whether by recorded instruments or under contract, giving rise to the right to drill upon lands lying within the geographic boundaries of the Area of Mutual Interest.

         "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly fifty percent (50%) or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

         "Area of Mutual Interest" or "AMI", shall have the meaning as set forth in Article II hereof, less and except the lands covered by the Bayou Couba Lease and the Waterford Lease.

         "Bayou Couba Lease" shall have the same meaning given to such term in the Plan.

         "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which commercial banks in Tulsa, Oklahoma, are required by law to be closed.

         "Confirmation Date" shall mean the date the order confirming the Plan is entered by the Court.

         "Effective Date" shall have the same meaning given such term in the Plan.

         "JOA" shall mean the AAPL Form 610-1989 Model Form Operating Agreement, as modified, attached as Exhibit C hereto.

         "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an association, or any other entity or organization, including a government or political subdivision or an agency or entity thereof.

         "Term" shall refer to the term of this Agreement, as set forth in
Section 5.1 below.

         "Waterford Lease" shall have the same meaning given such term in the Plan.


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



                                   ARTICLE II
                    ESTABLISHMENT OF AREA OF MUTUAL INTEREST


         2.1 Exxon-Mobil/AMI Acreage; Joint Coordination. ANEC and Wiser shall jointly pursue and acquire Acreage within the AMI in accordance with their obligations under this Article II to share such Acreage with the other party, ANEC and Wiser agree to work together to formulate a mutually agreeable approach for pursuing acreage within the AMI; provided, however, that if the parties cannot mutually agree upon said approach within two hundred and seventy (270) days from and after the date of this Agreement, each party shall be free to separately pursue acreage within the AMI, but any Acreage acquired thereby shall nonetheless be subject to the terms of this Agreement. Each party will share with the other any proposals previously made and/or the substance of communications conducted with Exxon-Mobil or other lessor of acreage in the AMI.

         2.2 Establishment of Area of Mutual Interest. ANEC and wiser hereby establish and create an Area of Mutual Interest (the "AMI"), as depicted in Exhibit "B" hereto, covering all of the approximate 23.5 square mile area encompassed by the 3D Seismic, excepting the lands encompassed by the Bayou Couba Lease and the Waterford Lease. The AMI shall apply to all Acreage which is or becomes available to ANEC and/or Wiser during the Term hereof and the terms and provisions hereof shall bind ANEC, Wiser and their respective Affiliates.

         2.3 Sharing of AMI Opportunities. During the Term of this Agreement, the parties agree as follows with respect to each opportunity to acquire Acreage within the AMI:

             (a) Not later than ten (10) days after ANEC or Wiser, as the case may be (the "Acquiring Party") acquires any interest in any oil and gas leases, farmouts, options, assignments or other contractual rights in Acreage, the Acquiring Party will deliver to the other party (the "Non-Acquiring Party") a Notice describing such proposed acquisition, such Notice being delivered in the manner prescribed in Section 5.4 below;

             (b) The Acquiring Party shall in writing, provide the non-acquiring party or parties, by way of example, but not limited to, copies of the leases, assignments, subleases, farmouts, participation agreements, other relevant information and documentation and JOA's, including a description of all costs incurred therein or any other type of contract or right. As between Wiser and ANEC, there will be no promoted fees, costs, or other expenses in connection with the AMI. In any acquisition in which the non-acquiring party elects to participate, the ownership position in such acquisition shall be an undivided 75% to ANEC and an undivided 25% to Wiser.

             (c) Upon receipt by the Non-Acquiring Party of a Notice, the Non-Acquiring Party shall have a period of fifteen business (15) days from its receipt of such Notice in which to elect to participate in such Acreage by paying its prescribed percentage of the Acquiring Party's costs, as set forth in the Notice. Upon the Non-Acquiring Party's timely election to participate in the acquisition of Acreage, and upon receipt of the Non-

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


         Acquiring Party's proportionate share of the acquisition costs. The Acquiring Party shall deliver to the Non-Acquiring Party an assignment in substantially the form attached hereto as Exhibit "D," and the parties will concurrently execute a JOA in substantially the form attached hereto as Exhibit "C." If, however, the Non-Acquiring Party either elects not to participate under the Notice or fails to timely elect under the Notice (the "Defaulting Party") the Defaulting Party shall be excluded from such acquisition and the Acquiring Party will be entitled to retain 100% or such smaller applicable percentage of the Acreage that is subject to such notice. In such an event, parties will not execute a JOA and such Acreage (including any additional interests thereafter becoming available within the geographic boundaries of such Acreage, as specified in the Notice) shall thereafter be excluded from the AMI and this Agreement.

             (d) Any assignment made by the Acquiring Party shall be made free and clear of any burdens, mortgages, liens, or other encumbrances placed thereon or caused to exist thereon by the Acquiring Party. The assignment shall be made and accepted subject to, and each assignee shall expressly assume its portion of all of the obligations of the Acquiring Party to the owner of such acreage.

             (e) The Acquiring Party shall deliver photocopies of all lease files, well files, engineering files, accounting files and regulatory files applicable to the assigned Acreage, except to the extent that such information was previously provided with the Notice; and


                                   ARTICLE III
                                   OPERATIONS

         3.1 Designation of Operator. The right to act as operator under each JOA and to physically control any and all wells drilled on Acreage within the AMI shall be in the hands of that party who, at the time any well is proposed, has the largest percentage working interest in such Acreage. Any joint operating agreement executed between ANEC, Wiser or larger third party working interest owner pursuant to this Agreement shall be substantially in the form of the JOA attached hereto as Exhibit "C," it being understood that Wiser and ANEC may, in any event, agree on a third party operator for the AMI or subpart thereof.

         3.2 In or Out Provision. Notwithstanding anything to the contrary contained in the JOA attached hereto as Exhibit C, the following procedure shall apply with respect to "subsequent wells" proposed and drilled under the JOA. After the initial test well is drilled pursuant to the JOA, if either party hereto elects not to participate on a subsequent well, then such non-participating shall forfeit all its right, title and interest in and to the conservation or drilling unit prescribed for such well or such acreage as prescribed in a continuous development provision of the lease and or farmout upon which such well is to be drilled. Failure to make an election within said 30-day period, or 24-hour period if a rig is location, shall be deemed an election not to participate.


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


                                   ARTICLE IV
                              SHARING OF 3D SEISMIC


         4.1 Acquisition of 3D Seismic Under Plan. As of the Effective Date, ANEC shall have purchased the 3D Seismic under terms approved by the Court, as set forth in the Plan. Wiser shall have no obligation to pay any portion of the consideration given by ANEC to acquire the 3D Seismic pursuant to the Plan; however, ANEC agrees that, no later than the Effective Date, it will provide to Wiser, at Wiser's sole cost and expense and for Wiser's exclusive use and benefit, copies of all field tapes and other data comprising the 3D Seismic. Wiser may share any such data with third parties provided such party(ies) agree to keep such information confidential and execute a confidentiality agreement in substantially the same form as attached hereto as Exhibit "E."

         4.2 Reprocessing; Cost Sharing. The parties agree that the 3D Seismic will be reprocessed with respect to all Acreage initially shot by Couba covering the approximate 23.5 square mile area surrounding the Bayou Couba lease and the Waterford Lease (including, without limitation, the AMI and the lands encompassed by the Bayou Couba Lease and the Waterford Lease). The processing costs and expenses shall be borne by ANEC and Wiser as follows:

                                      WISER
                                      -----

                     25% x AMI Acreage x Reprocessing Costs
                           -----------
                           3D Seismic Acreage

                                      ANEC
                                      ----

                     75% x AMI Acreage x Reprocessing Costs
                           -----------
                           3D Seismic Acreage

     (+) 100% x Bayou Couba and Waterford Lease Acreage x Reprocessing Costs
                ------------------------------------------------------------
                           3D Seismic Acreage

The parties understand and agree that ANEC shall be obligated to share with Wiser portions of the 3D Seismic, or reprocessed 3D Seismic, that pertains to the lands encompassed by the Bayou Couba Lease and/or the Waterford Lease.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Term. The term of this Agreement shall remain in full force and effect for a period of five (5) years from the Effective Date hereof.

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


         5.2 Right of First Refusal. Prior to the execution of JOA and establishment of production therefrom, with respect to any and all Acreage jointly acquired or shared by ANEC and Wiser pursuant to this Agreement, neither party shall have the right to sell its interest in any such Acreage to a third party, except in accordance with this Section 5.2. If either party desires to sell all or any portion of its interest in Acreage acquired under this Agreement, such party shall promptly give written notice to the other party, which notice shall set forth full information concerning the selling party's proposed disposition, including, without limitation, the name and address of their prospective third-party transferee (i.e., who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the Acreage being sold, and all other terms of the third-party offer. The non-selling party shall then have an optional prior right, for a period of ten business (10) days after such party's receipt of written notice, to purchase such Acreage for the stated consideration and on the same terms and conditions as set forth in the written notice. Notwithstanding the foregoing, there shall be no right of first refusal in those cases where either party wishes (i) to dispose of its interest by merger, reorganization, consolidation or by sale of all or substantially all of its oil and gas assets to any third party in a transaction whose primary purpose is other than to avoid the application of this provision, or (ii) to transfer its interest in any Acreage to an Affiliate. In addition to the foregoing, all parties agree that the acreage covered by the AMI will remain free and clear of any mortgage, deed of trust of other form of lien or encumbrance until such time as Wiser and ANEC are vested with record title in such farmout, lease or other form of acquisition from Exxon-Mobil or other lessor of the respective 75% interest therein by ANEC and the 25% therein by Wiser.

         5.3 Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of the following:

             (a) Upon the mutual written consent of ANEC and Wiser;

             (b) The expiration of the Term, unless extended by the mutual written consent of ANEC and Wiser.

         5.4 Notices. Any Notice, notice, demand, request or report required or permitted to be given or made to a party under this Agreement shall be in writing and shall be deemed given or made when sent by first-class mail, postage prepaid, certified mail or facsimile to the party at the following addresses:

         If to ANEC:          American Natural Energy Corporation
                              7030 South Yale
                              Suite 404
                              Tulsa, Oklahoma  74136
                              Attn:  Michael Paulk
                              Facsimile:  (918) 481-1473
                              e-mail:  anecben@sbcglobal.net


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

          If to Wiser:       The Wiser Oil Company
                             8115 Preston - Suite 400
                             Dallas, Texas  75225
                             Attn:  W.B. Phillips
                             Phone:  (214) 360-3591
                             Facsimile:  (214) 373-3610
                             e-mail:  bphillips@wiseroil.com

         5.5 Non-Partnership Election. The parties specifically elect to be excluded from the application of Subchapter K of Chapter 1, Subtitle A of the Internal Revenue Code, as may be amended, insofar as said Subchapter or portion thereof may apply to the parties hereto with respect to the activities or operations covered by this Agreement. It is not the intention or purpose of this Agreement to create, and nothing herein shall be construed as creating, a mining or other partnership or association, or to render any party hereto responsible for any act, whether of omission or commission, of the other parties hereto.

         5.6 Confidentiality. All information including, without limitation, the 3D Seismic (and reprocessed 3D Seismic) respecting Acreage within the AMI furnished by one party to the other pursuant to this Agreement which is not otherwise available in the public domain, is confidential and proprietary in nature. Each party agrees to keep all such information confidential, except for release to its consultants, accountants, tax advisers, attorneys or lenders, who shall agree to abide by and be bound by the confidentiality restrictions contained herein.

         5.7 Assignability. This Agreement is personal in nature and may not be assigned by either party, in whole or in part, except with the prior written consent of the other party.

         5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their Affiliates and their respective successors and permitted assigns.

         5.9 Conflicts. If there are any conflicts between this Agreement and the JOA, this Agreement shall control as between ANEC and Wiser.

         5.10 Governing Law. This Agreement is deemed by the parties to be made and performed in the State of Louisiana. The terms shall be interpreted, construed and governed under and by the laws of the State of Louisiana.

         5.11 Severability. Each section and provision of the Agreement is severable and should any court of competent jurisdiction declare any provision of this Agreement invalid or unenforceable, the remaining provisions hereof shall continue to be in full force and effect.

         5.12 Entire Agreement. This Agreement, together with Exhibits A through D hereof, embodies the full and complete agreement and understanding of the parties, and any other agreements concerning the matters addressed herein are merged herein. Alterations,

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


modifications or amendments shall not be effective or binding upon the parties unless agreed to by the parties in writing.

         5.13 Counterparts. This Agreement may be executed in counterparts and each shall be deemed an original for all purposes.

                  IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                                            "ANEC"
                              AMERICAN NATURAL ENERGY CORPORATION



                              By: /s/ Michael Paulk
                                  ----------------------------------------------
                                      Michael Paulk, President

                                           "Wiser"
                                     THE WISER OIL COMPANY



                              By: /s/ W. B. Phillips
                                  ----------------------------------------------
                                  Name:W. B. Phillips
                                  Title: Vice President for
                                         Land



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